UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              _____________________

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 April 17, 2006


                            COMVERSE TECHNOLOGY, INC.
             (Exact name of registrant as specified in its charter)


         NEW YORK                      0-15502               13-3238402
(State or other jurisdiction         (Commission           (IRS Employer
       of incorporation)             File Number)         Identification No.)


                                909 Third Avenue,
                               New York, New York
                                      10022
                    (Address of Principal Executive Offices)
                                   (Zip Code)

       Registrant's telephone number, including area code: (212) 652-6801


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

On April 20, 2006, Comverse Technology, Inc. (the "Company") announced that due to the delay in filing its Form 10-K for the year ended January 31, 2006, as required by NASDAQ Marketplace Rule 4310(c)(14), it has received on April 17, 2006, a Staff Determination letter from The NASDAQ Stock Market indicating that the Company's securities will be delisted from The NASDAQ Stock Market, unless the Company requests a hearing before the NASDAQ Listing Qualification Panel (the "NASDAQ Panel"). The Company will request a hearing before the NASDAQ Panel to review the Staff Determination. There can be no assurance that the NASDAQ Panel will grant the Company's request for continued listing. Under NASDAQ Marketplace Rules, a hearing request will stay the delisting action pending the decision of the NASDAQ Panel.

A copy of a press release relating to the foregoing is attached hereto as
Exhibit 99.1 and is incorporated in this Item 3.01 by reference.

Note: This Current Report on Form 8-K contains "forward-looking statements" under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the review of the Special Committee, appointed by the Board of Directors on March 14, 2006, of matters relating to the Company's stock option grants, including, but not limited to, the accuracy of the stated dates of option grants and whether all proper corporate procedures were followed; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file reports with the Securities and Exchange Commission; risks associated with the Company's inability to meet NASDAQ requirements for continued listing, including possible delisting; risks of litigation related to the Company's stock option grants or any restatement of the financial statements of the Company; risks associated with integrating the business and employees of the GSS division of CSG Systems, International; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; the risks associated with the sale of large, complex, high capacity systems and with new product introductions as well as the uncertainty of customer acceptance of these new or enhanced products from either the Company or its competition; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; aggressive competition may force the Company to reduce prices; a failure to compensate any decrease in the sale of the Company's traditional products with a corresponding increase in sales of new products; risks associated with changes in the competitive or regulatory environment in which the Company operates; risks associated with prosecuting or defending allegations or claims of infringement of intellectual property rights; risks associated with significant foreign operations and international sales and investment activities, including fluctuations in foreign currency exchange rates, interest rates, and valuations of public and private equity; the volatility of macroeconomic and industry conditions and the international marketplace; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of the Company with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These documents are available through the Company, or its website, www.cmvt.com, or through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. The Company makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.


ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits:

       Exhibit No.                         Description
       -----------                         -----------

         99.1                 Press Release of Comverse Technology, Inc. dated
                              April 20, 2006



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
                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     COMVERSE TECHNOLOGY, INC.


Date:  April 20, 2006                By:     /s/ Paul L. Robinson
                                             -----------------------------------
                                     Name:   Paul L. Robinson
                                     Title:  General Counsel and V.P.-Legal












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
                                  EXHIBIT INDEX


        Exhibit No.                          Description
        -----------                          -----------

          99.1                Press Release of Comverse Technology, Inc. dated
                              April 20, 2006
















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